Exhibit 10.28

CONVERSION & MUTUAL RELEASE AGREEMENT

This CONVERSION AND MUTUAL RELEASE AGREEMENT (this “Agreement”), dated as of July 30, 2026 (the “Effective Date”), is entered into by and among Waterdrip Investment Limited, a company incorporated under the laws of Hong Kong (“Waterdrip”), Goodvision AI Inc., an exempted company incorporated under the laws of the Cayman Islands (“Goodvision AI”), and Calisa Acquisition Corp., a Cayman Islands exempted company (“Calisa”). Upon the consummation of the Business Combination (as defined below), Calisa will continue as the publicly traded parent company and public reporting company and will be renamed Goodvision AI Holding Limited (“Surviving PubCo”). Waterdrip, Goodvision AI and Calisa are collectively referred to herein as the “Parties.”

WHEREAS, pursuant to that certain Loan Agreement dated June 1, 2026, Waterdrip made a loan in the original principal amount of US$520,000 to Goodvision AI (the “Loan”);

WHEREAS, as of the Effective Date, the aggregate outstanding principal amount of the Loan is US$520,000;

WHEREAS, Calisa, Calisa Merger Sub, a Cayman Islands exempted company and wholly owned subsidiary of Calisa (“Merger Sub”), Goodvision AI and certain other parties are parties to that certain Business Combination Agreement, dated as of March 6, 2026, as amended from time to time (the “Business Combination Agreement”), pursuant to which, among other things, Merger Sub will merge with and into Goodvision AI, with Goodvision AI surviving the merger as a wholly owned subsidiary of Calisa, and upon the consummation of such transactions, Calisa will continue as the publicly traded parent company and public reporting company, with its Class A Ordinary Shares remaining listed on the Nasdaq Stock Market, and will be renamed Goodvision AI Holding Limited (“Surviving PubCo”), and the shareholders of Goodvision AI will become shareholders of Surviving PubCo (collectively, the “Business Combination”);

WHEREAS, the Parties acknowledge that the outstanding Loan would adversely affect the capitalization and financial position of Goodvision AI in connection with the Business Combination and that it is in the best interests of the Parties to eliminate such indebtedness prior to the consummation of the Business Combination;

WHEREAS, the Parties have agreed that, immediately prior to or substantially concurrently with the Closing of the Business Combination, Waterdrip shall convert the entire Loan into Class A Ordinary Shares of Calisa at a conversion price of US$10.00 per share, which Class A Ordinary Shares shall, upon the consummation of the Business Combination, constitute Class A Ordinary Shares of Surviving PubCo, upon the terms and subject to the conditions set forth herein;

WHEREAS, following the Debt Conversion, the Parties intend that the Loan shall be irrevocably deemed fully satisfied, cancelled and discharged in full, and that Waterdrip shall have no further rights to payment under the Loan except for its rights as the holder of the Class A Ordinary Shares issued pursuant to this Agreement and any rights expressly provided herein;

WHEREAS, the Parties further desire to release one another from any and all claims, obligations and liabilities arising out of or relating to the Loan, except for those obligations expressly set forth in this Agreement, including the obligation of Calisa to issue the Conversion Shares and to include such Conversion Shares in the post-closing resale registration statement in accordance with this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants, agreements, representations and warranties contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1. DEBT CONVERSION

1.1. Debt Conversion. Subject to the consummation of the Business Combination, Waterdrip hereby agrees to convert all outstanding principal of the Loan (the interest, fees, costs and other amounts in respect of which have been irrevocably waived pursuant to Section 1.5), into Class A Ordinary Shares of Calisa Acquisition Corp., a Cayman Islands exempted company (“Calisa”), at a conversion price of US$10.00 per share (the “Debt Conversion”). Immediately upon the consummation of the Business Combination, Calisa shall continue as the publicly traded parent company and public reporting company and shall be renamed Goodvision AI Holding Limited (“Surviving PubCo”), and the Class A Ordinary Shares issued pursuant to the Debt Conversion (the “Conversion Share”) shall thereafter constitute Class A Ordinary Shares of Surviving PubCo. Based on the principal amount of US$520,000, the Loan shall convert into 52,000 Class A Ordinary Shares.

1.2. Closing. Concurrently with, or immediately prior to, the Closing of the Business Combination, Goodvision AI shall cause the Loan to be fully satisfied, cancelled and discharged on its books and records. At the Closing, Calisa shall issue, or cause its designated transfer agent to issue, the Class A Ordinary Shares issuable pursuant to the Debt Conversion in the name of Waterdrip through the brokerage account(s) designated in writing by Waterdrip and reflected in the approved DRS Statement (as defined below). Upon the Closing, such shares shall constitute Class A Ordinary Shares of Surviving PubCo.

1.3. Registration Rights. The Parties acknowledge and agree that the Class A Ordinary Shares issued pursuant to the Debt Conversion shall initially constitute restricted securities under the Securities Act of 1933, as amended. Following the Closing of the Business Combination, Surviving PubCo shall include all Class A Ordinary Shares issued pursuant to the Debt Conversion in the initial resale Registration Statement on Form S-1 to be filed pursuant to the Registration Rights Agreement entered into in connection with the Business Combination. Surviving PubCo shall perform its registration obligations with respect to such shares in accordance with the terms of the Registration Rights Agreement, including, without limitation, the applicable filing deadlines, effectiveness requirements and maintenance obligations set forth therein.

1.4. Transfer Agent Designation. Calisa shall designate, or shall cause Surviving PubCo to designate, a transfer agent participating in the Depository Trust & Clearing Corporation (“DTC”) Fast Automated Securities Transfer Program (the “DTC Fast Program”). The Class A Ordinary Shares issued pursuant to this Agreement shall be issued and maintained in electronic book-entry form through the DTC Direct Registration System (“DRS”), utilizing the DTC Fast Program to facilitate the prompt transfer and settlement of such shares following the Closing of the Business Combination.

1.5 Waiver of Interest. Notwithstanding anything to the contrary in this Agreement or the Loan Agreement, Waterdrip hereby irrevocably and unconditionally waives, releases and forever discharges any and all accrued and unpaid interest, fees, costs and other amounts (other than outstanding principal) payable under or in respect of the Loan, whether accrued through the Effective Date or accruing thereafter through the Closing. Accordingly, the Debt Conversion shall be effected solely in respect of the outstanding principal amount of US$520,000 and shall result in the issuance of exactly 52,000 Class A Ordinary Shares, with no adjustment for interest, fees, costs or other amounts.

2. REPRESENTATIONS AND WARRANTIES

2.1 Representations and Warranties of Waterdrip.

Waterdrip represents and warrants to Goodvision AI and Calisa as follows:

(a) Organization; Authority. Waterdrip is duly organized, validly existing and in good standing under the laws of Hong Kong and has full power and authority to execute, deliver and perform this Agreement. This Agreement constitutes a valid and binding obligation of Waterdrip, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors’ rights generally and general principles of equity.

(b) Ownership of the Loan. Waterdrip is the sole legal and beneficial owner of the Loan described herein, free and clear of all liens, pledges, security interests and other encumbrances, and has full power and authority to convert the Loan pursuant to this Agreement.

(c) Investment Intent. Waterdrip is acquiring the Conversion Shares for its own account for investment purposes only and not with a present view toward any distribution in violation of the Securities Act. Waterdrip acknowledges that the Conversion Shares are being issued in a transaction exempt from registration under the Securities Act and will initially constitute restricted securities.

(d) Accredited Investor. Waterdrip is an “accredited investor” within the meaning of Rule 501(a) under the Securities Act and possesses such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of the transactions contemplated hereby.

(e) Independent Investigation. Waterdrip has conducted its own independent investigation of Goodvision AI, Calisa and the Business Combination and has had the opportunity to ask questions of management and obtain such information as it considers necessary to make its investment decision. Waterdrip is not relying upon any representation or warranty except those expressly set forth in this Agreement.

(f) Compliance with Laws. Waterdrip shall comply with all applicable securities laws in connection with its ownership and disposition of the Conversion Shares.

2.2 Representations and Warranties of Goodvision AI.

Goodvision AI represents and warrants to Waterdrip as follows:

(a) Organization; Authority. Goodvision AI is duly incorporated, validly existing and in good standing under the laws of the Cayman Islands and has full corporate power and authority to execute, deliver and perform this Agreement.

(b) Authorization. The execution, delivery and performance of this Agreement have been duly authorized by all necessary corporate action of Goodvision AI, and this Agreement constitutes the valid and binding obligation of Goodvision AI, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws and general principles of equity.

(c) Validity of the Loan. The Loan constitutes a valid and binding obligation of Goodvision AI. As of the Effective Date, the outstanding principal amount of the Loan described in this Agreement is true, complete and accurate in all material respects.

(d) No Defenses. Goodvision AI has no defense, offset, counterclaim, recoupment right or other claim against the Loan that would impair the Debt Conversion contemplated hereby.

(e) Full Satisfaction. Upon issuance of the Conversion Shares pursuant to this Agreement, the Loan shall be deemed fully satisfied, cancelled and discharged, and Goodvision AI shall have no further payment obligations with respect thereto.

(f) Business Combination. Goodvision AI is a party to the Business Combination Agreement, which has been duly authorized and remains in full force and effect. Subject to the satisfaction or waiver of the conditions set forth therein, Goodvision AI is not aware of any fact that would reasonably be expected to prevent or materially delay the consummation of the Business Combination.

(g) No Conflict. The execution, delivery and performance of this Agreement do not violate the organizational documents of Goodvision AI or any material agreement binding upon it, except where such violation would not reasonably be expected to materially impair the transactions contemplated hereby.

2.3 Representations and Warranties of Calisa.

Calisa represents and warrants to Waterdrip as follows:

(a) Organization; Authority. Calisa is duly incorporated, validly existing and in good standing under the laws of the Cayman Islands and has full corporate power and authority to execute, deliver and perform this Agreement.

(b) Authorization. The execution, delivery and performance of this Agreement and the issuance of the Conversion Shares have been duly authorized by all necessary corporate action of Calisa.

(c) Business Combination. Calisa is a party to the Business Combination Agreement, which has been duly authorized and remains in full force and effect. Subject to the satisfaction or waiver of the conditions set forth therein, Calisa is not aware of any fact that would reasonably be expected to prevent or materially delay the consummation of the Business Combination.

(d) Authorization and Issuance of Shares. The Class A Ordinary Shares issuable pursuant to the Debt Conversion have been duly authorized and, when issued in accordance with this Agreement and the Business Combination Agreement, will be validly issued, fully paid and non-assessable.

(e) Issuance of Conversion Shares. At the Closing of the Business Combination, Calisa shall issue, or cause its transfer agent to issue, the Conversion Shares to Waterdrip in accordance with Section 1 of this Agreement.

(f) Registration Rights. Following the Closing of the Business Combination, Calisa (which shall be renamed Goodvision AI Holding Limited) shall comply with its obligations under the Registration Rights Agreement with respect to the Conversion Shares, including the obligation to include the Conversion Shares in the initial resale Registration Statement required to be filed pursuant thereto and to use the efforts required thereunder to cause such Registration Statement to become effective and remain effective in accordance with its terms.

(g) Securities Law Compliance. Calisa shall comply in all material respects with the Securities Act, the Exchange Act, the rules and regulations of the Commission and the applicable Nasdaq listing requirements in connection with the issuance, registration and resale of the Conversion Shares.

(h) No Conflict. The execution, delivery and performance of this Agreement and the issuance of the Conversion Shares do not violate Calisa’s organizational documents or any material agreement binding upon Calisa, except where such violation would not reasonably be expected to materially impair the transactions contemplated hereby.

(i) Successor Obligations. Upon the Closing of the Business Combination, Calisa, as the surviving publicly traded parent company renamed Goodvision AI Holding Limited, shall continue to perform all obligations under this Agreement, including the issuance, registration and maintenance of the Conversion Shares.

3. RELEASES AND INDEMNIFICATION

3.1 Mutual Release.

Effective upon the issuance of the Conversion Shares pursuant to Section 1 and the consummation of the Business Combination, each Party, on behalf of itself and its respective predecessors, successors, assigns, subsidiaries, affiliates, officers, directors, managers, employees, agents, representatives and advisors (collectively, the “Releasing Parties”), hereby irrevocably and unconditionally releases, acquits and forever discharges each of the other Parties and their respective predecessors, successors, assigns, subsidiaries, affiliates, officers, directors, managers, employees, agents, representatives and advisors (collectively, the “Released Parties”) from any and all actions, causes of action, claims, demands, liabilities, obligations, debts, damages, losses, costs, expenses and attorneys’ fees of every kind and nature, whether known or unknown, fixed or contingent, matured or unmatured, accrued or unaccrued, arising out of or relating to the Loan or any documents executed in connection therewith, in each case arising on or prior to the Closing of the Business Combination.

Notwithstanding the foregoing, nothing in this Section shall release or impair:

(a) any rights or obligations arising under this Agreement;

(b) any rights or obligations arising under the Business Combination Agreement or any ancillary agreement executed in connection therewith, including the Registration Rights Agreement;

(c) any rights of Waterdrip as the holder of the Conversion Shares following the Closing;

(d) any claim arising from fraud, intentional misconduct or willful breach of this Agreement; or

(e) any obligation that expressly survives pursuant to this Agreement.

3.2 Satisfaction and Cancellation of the Loan.

Effective upon the issuance of the Conversion Shares pursuant to this Agreement and the consummation of the Business Combination, the Loan shall be deemed irrevocably converted into the Conversion Shares and fully satisfied, cancelled and discharged in its entirety, and Goodvision AI shall have no further obligation to repay any portion of the Loan, whether principal, accrued interest, fees, costs or otherwise. The Loan Agreement shall automatically terminate and be of no further force or effect, except to the extent necessary to evidence the Debt Conversion, the issuance of the Conversion Shares or as otherwise expressly provided in this Agreement.

3.3 Mutual Indemnification.

Each Party (the “Indemnifying Party”) agrees to indemnify, defend and hold harmless each other Party and its respective affiliates, directors, officers, managers, employees, agents and representatives (collectively, the “Indemnified Parties”) from and against any and all losses, liabilities, damages, claims, actions, judgments, settlements, costs and expenses (including reasonable attorneys’ fees and expenses) arising out of or resulting from:

(a) any breach by the Indemnifying Party of any representation, warranty, covenant or agreement contained in this Agreement; or

(b) any material misrepresentation made by the Indemnifying Party in connection with the transactions contemplated by this Agreement.

The obligations set forth in this Section shall survive the Closing of the Business Combination and the issuance of the Conversion Shares.

3.4 Limitation of Liability.

Except in the case of fraud, intentional misconduct or willful misconduct, no Party shall be liable to any other Party for any consequential, incidental, indirect, special, exemplary or punitive damages, including lost profits, diminution in value or loss of business opportunity, arising out of or relating to this Agreement or the transactions contemplated hereby.

The remedies provided in this Agreement shall be the exclusive remedies of the Parties for any breach of this Agreement, except in the case of fraud, intentional misconduct or where equitable relief is otherwise available under applicable law.

4. TERMINATION

4.1 Termination.

This Agreement may be terminated at any time prior to the Closing of the Business Combination:

(a) by the mutual written consent of Waterdrip, Goodvision AI and Calisa;

(b) automatically upon the valid termination of the Business Combination Agreement in accordance with its terms, if the Business Combination is not consummated; and

(c) by any non-breaching Party upon written notice to the other Parties if any other Party has materially breached this Agreement and such breach remains uncured for thirty (30) days after receipt of written notice thereof; provided, however, that no cure period shall apply to a breach that by its nature cannot reasonably be cured.

4.2 Effect of Termination.

Upon any termination of this Agreement pursuant to Section 4.1:

(a) this Agreement shall automatically terminate and be of no further force or effect, except for those provisions that expressly survive termination;

(b) the Debt Conversion shall not occur, and the Loan shall remain outstanding in accordance with the terms of the Loan Agreement as though this Agreement had never been executed;

(c) neither Goodvision AI nor Calisa shall have any obligation to issue any Conversion Shares to Waterdrip;

(d) the mutual releases set forth in Section 3 shall not become effective;

(e) each Party shall bear its own costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby, unless otherwise agreed in writing; and

(f) termination of this Agreement shall not relieve any Party from liability for any fraud or any intentional or material breach of this Agreement occurring prior to such termination.

4.3 Survival.

Notwithstanding the termination of this Agreement, the following provisions shall survive in accordance with their terms: Sections 3.3 (Mutual Indemnification), 4.2, 4.3 and Article 5 (Miscellaneous), together with any other provision that by its nature is intended to survive termination.

5. MISCELLANEOUS

5.1 Governing Law; Jurisdiction.

This Agreement, and all claims or causes of action (whether in contract, tort or otherwise) arising out of or relating to this Agreement or the transactions contemplated hereby, shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to any choice or conflict of law provision or rule. Each Party irrevocably submits to the exclusive jurisdiction of the state and federal courts located in the Borough of Manhattan, City of New York, New York, with respect to any action or proceeding arising out of or relating to this Agreement, and each Party irrevocably waives any objection based upon venue, forum non conveniens or that such action or proceeding has been brought in an inconvenient forum.

5.2 Survival.

The representations, warranties, covenants and agreements contained in this Agreement shall survive the Closing of the Business Combination in accordance with their respective terms.

Notwithstanding the foregoing:

(a) the representations and warranties contained in Article 2 shall survive for eighteen (18) months following the Closing, except for representations relating to authority and due authorization, which shall survive indefinitely;

(b) the indemnification obligations set forth in Section 3 shall survive for eighteen (18) months following the Closing;

(c) the obligations relating to the issuance and registration of the Conversion Shares shall survive until fully performed;

(d) Sections relating to governing law, jurisdiction, confidentiality, successors and assigns, amendment, notices, waiver, severability, counterparts and any provision that by its nature is intended to survive shall survive indefinitely.

5.3 Successors and Assigns.

This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns. Following the Closing, all obligations of Calisa under this Agreement shall automatically become obligations of Calisa as renamed Goodvision AI Holding Limited, without any further action by any Party.

No Party may assign this Agreement without the prior written consent of the other Parties, except that Surviving PubCo may assign this Agreement to any successor by merger, consolidation, reorganization or similar transaction, provided that such successor assumes all obligations hereunder.

5.4 Entire Agreement; Amendment.

This Agreement, together with the Business Combination Agreement, the Registration Rights Agreement and the other transaction documents executed in connection therewith, constitutes the entire agreement among the Parties with respect to the subject matter hereof and supersedes all prior negotiations, understandings and agreements relating thereto. No amendment, modification or waiver of this Agreement shall be effective unless set forth in a written instrument executed by each Party.

5.5 Notices.

All notices, requests, demands and other communications required or permitted under this Agreement shall be in writing and shall be deemed duly given when delivered personally, sent by nationally recognized overnight courier, transmitted by electronic mail (with confirmation of transmission), or mailed by certified or registered mail, postage prepaid, return receipt requested, to the addresses set forth below (or such other address as a Party may designate by written notice).

5.6 Waiver.

No waiver by any Party of any breach or default shall be deemed a waiver of any preceding or subsequent breach or default. No failure or delay by any Party in exercising any right under this Agreement shall operate as a waiver thereof.

5.7 Expenses.

Except as otherwise expressly provided herein, each Party shall bear its own legal, accounting and other expenses incurred in connection with the negotiation, execution and performance of this Agreement and the transactions contemplated hereby.

5.8 Construction.

The Parties acknowledge that each has participated in the drafting and negotiation of this Agreement. Accordingly, no rule of construction requiring ambiguities to be construed against the drafting Party shall apply.

The headings contained herein are for convenience only and shall not affect the interpretation of this Agreement.

5.9 Counterparts; Electronic Signatures.

This Agreement may be executed in any number of counterparts, each of which shall constitute an original, but all of which together shall constitute one and the same instrument. Electronic signatures, including signatures transmitted by PDF or by electronic signature platform (including DocuSign), shall be deemed original signatures and shall have the same legal effect as manually executed signatures.

5.10 Severability.

If any provision of this Agreement is determined by a court of competent jurisdiction to be invalid, illegal or unenforceable, the remaining provisions shall remain in full force and effect, provided that the economic and legal substance of the transactions contemplated hereby is not materially impaired.

5.11 Confidentiality.

Each Party shall maintain the confidentiality of all non-public information received from another Party in connection with this Agreement and shall not disclose such information except: (a) as required by applicable law, regulation or court order; (b) to such Party’s directors, officers, employees, attorneys, accountants, financing sources and other professional advisors who have a need to know such information and are bound by confidentiality obligations; or (c) as reasonably necessary to consummate the transactions contemplated by the Business Combination Agreement. The obligations under this Section shall survive for five (5) years following the termination of this Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as at the Effective Date.

Goodvision AI Inc.

/s/ Yi Wang
Name:	Yi Wang
Title	Chief Executive Officer

Calisa Acquisition Corp.

/s/ Na Gai
Name:	Na Gai
Title:	Chairwoman

Waterdrip Investment Limited

/s/ Yushan Zheng
Name:	Yushan Zheng
Title:	Director